FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE (this "**Amendment**"), is made as of May 24, 2017 by and between **BROOKWOOD MC INVESTORS, LLC**, a Delaware limited liability company, and **BROOKWOOD MC II, LLC**, a Delaware limited liability company, having an address of 138 Conant Street, Beverly, Massachusetts 01915 ("**Landlord**") and **INTERPACE DIAGNOSTICS GROUP, INC.**, a Delaware corporation, formerly known as PDI, Inc. ("**Tenant**").

W I T N E S S E T H:

WHEREAS, by Lease Agreement dated as of November 3, 2009 between Landlord, as successor in interest to OTR-MCC LLC, and Tenant (the "**Original Lease**"), Landlord leased to Tenant certain premises consisting of 22,987 rentable square feet on the second floor (2nd) floor of Pod "A" and approximately 1,600 rentable square feet of storage space located on the first (1st) floor of Pod "B" (collectively, the "**Existing Premises**") in the office building known as Morris Corporate Center 1, 300 Interpace Parkway, Parsippany, New Jersey; and

WHEREAS, Landlord and Tenant desire to modify and amend the Original Lease to provide for the relocation and reduction of the Existing Premises, for the extension of the Term, and to otherwise amend the Original Lease as set forth herein;

NOW THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Amendment by this reference, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, for themselves, their legal representatives, successors and assigns, agree as follows:

1. **Definitions**. (a) Generally. All capitalized terms used in this Amendment shall have the respective meanings ascribed to them in the Original Lease, as applicable, unless otherwise defined in this Amendment.

(b) New Terms. The following terms shall have the following respective meanings:

(i) "**Amendment**" shall have the meaning set forth in the Preamble.

(ii) "**Base Rent Abatement Period**" shall have the meaning set forth in Paragraph 4 of this Amendment.

(iii) "**Broker**" shall have the meaning set forth in Paragraph 12 of this Amendment.

(iv) "**Early Termination Date**" shall have the meaning set forth in Paragraph 7 of this Amendment.

(v) "**Existing Premises**" shall have the meaning ascribed to it in the Recitals.

(vi) "**Lease Costs**" shall have the meaning set forth in Paragraph 7 of this Amendment.

(vii) "**Original Lease**" shall have the meaning set forth in the Recitals.

(viii) "**Plans**" shall have the meaning set forth in the Work Letter attached as Exhibit B.

(ix) "**Relocation Commencement Letter**" shall have the meaning set forth in Paragraph 2(d) of this Amendment.

(x) "**Relocation Date**" shall mean July 1, 2017.

(xi) "**Relocation Premises**" means the portion of the first (1st) floor of Pod "C" known as Suite 100 in the Building depicted by the floor plan attached hereto as Exhibit A, which consists of 5,886 rentable square feet. From and after the Relocation Date, the term, "Second Floor Premises" as used in the Lease shall be deemed to mean the Relocation Premises as appropriate.

(xii) "**Security Deposit**" shall mean $30,000.00.

(xiii) "**Substantial Completion**" "**Substantially Completed**" shall have the meaning set forth in the Work Letter.

(xiv) "**Surrender Date**" shall have the meaning set forth in Paragraph 2(a) of this Amendment.

(xv) "**Termination Right**" shall have the meaning set forth in Paragraph 7 of this Amendment.

(xvi) "**Tenant Improvement Allowance**" shall have the meaning set forth in the Work Letter.

(xvii) "**TI Changes**" shall have the meaning set forth in the Work Letter.

(b) Existing Terms. The following terms used in the Lease shall be amended and modified, or restated, as applicable, as follows:

(i) "**Base Rent**" shall, until the First Extension Term Commencement Date, have the meaning set forth in Paragraph 2(b) of the First Amendment. Commencing on the First Extension Term Commencement Date, Base Rent shall have the meaning set forth in Paragraph 2(b).

(ii) "**Base Year**" shall mean calendar year 2017 effective as of the First Extension Term Commencement Date.

(iii) "**Landlord**" shall have the meaning set forth in the Preamble.

(iv) "**Landlord's Work**" shall have the meaning set forth in the Work Letter.

(v) "**Lease**" shall mean the Original Lease as amended by this Amendment.

(vi) "**Letter of Credit**" shall have the meaning set forth in Paragraph 9 of this Amendment.

(vii) "**Premises**" shall mean Relocation Premises effective as of the Relocation Date.

(viii) "**Tenant**" shall have the meaning set forth in the Preamble.

(ix) "**Tenant's Proportionate Share**" shall mean, with respect to the Relocation Premises, 1.128% representing the ratio of the rentable area of the Relocation Premises to the Rentable Area of the Office Complex.

(x) "**Termination Date**" shall have the meaning set forth in Paragraph 3(a) of this Amendment.

2. **Relocation Generally**.

(a) Landlord and Tenant have agreed that Tenant will move from the Existing Premises to the Relocation Premises on the Relocation Date. Tenant shall tender, and Landlord shall accept the surrender of the Existing Premises no later than three (3) business days following the Relocation Date (such date being the "**Surrender Date**"), vacant, broom clean, in good order and condition, ordinary wear and tear and damage by casualty excepted and otherwise in compliance with the provisions of the Lease; provided, however, Tenant shall not be required to restore any alterations to the Existing Premises other than to remove wire and cabling therefrom. Tenant acknowledges that possession of the Existing Premises must be surrendered to Landlord on or before the Surrender Date. Therefore, Tenant agrees that if possession of the Existing Premises is not surrendered to Landlord on or before the Surrender Date, Tenant shall be in default of the Lease and shall be deemed in hold over with respect to the Existing Premises subject to the terms and conditions of Section 15 of the Original Lease as though the term of the Lease with respect to the Existing Premises were scheduled to terminate on the Relocation Date.

(b) Tenant shall perform all of its obligations to be performed under the Lease with respect to the Existing Premises, including the payment of Base Rent and Additional Rent payable and/or allocable for the period to and including the Relocation Date, it being further agreed that Tenant's liability for any and all amounts due under the Lease with respect to the Existing Premises, apportioned as of the Relocation Date, shall survive the Relocation Date and shall be due and payable when determined and billed by Landlord. Landlord shall perform all of its obligations under the Lease with respect to the Existing Premises, including without limitation, providing all services to the Existing Premises, during the period to and including the Relocation Date.

(c) The Relocation Premises are leased in an "as is" and "where is" condition without any warranty of fitness for use or occupation express or implied, it being agreed that Tenant has had an opportunity to examine the condition of the Relocation Premises, that Landlord has made no representations or warranties of any kind with respect to such condition, and that Landlord has no obligation to do or approve any work or make or approve any improvements to or with respect to the Relocation Premises other than to perform the Landlord's Work subject to and in accordance with the Work Letter attached hereto as Exhibit B.

(d) Promptly following the determination of the Relocation Date, Landlord and Tenant shall execute and deliver a memorandum in substantially the form attached hereto as Exhibit D ("**Relocation Commencement Letter**") confirming the Relocation Date. Tenant's failure to execute and return the Relocation Commencement Letter within ten (10) business days of Landlord's request shall be deemed Tenant's approval of the statements contained therein.

3. **Term and Rent**.

(a) **Term**. The Term of the Lease is hereby extended for a period of five (5) years and three (3) months commencing on the Relocation Date and ending on September 30, 2022 ("**Termination Date**").

(b) **Base Rent**. Commencing on the Relocation Date, Tenant shall pay Base Rent as follows:

Period	Base Rent (per annum)	Monthly Base Rent	Approximate S.F. Base Rent
7/1/17 – 6/30/18	$158,922.00	$13,243.50	$27.00
7/1/18 – 6/30/19	$161,865.00	$13,488.75	$27.50
7/1/19 – 6/30/20	$164,808.00	$13,734.00	$28.00
7/1/20 – 6/30/21	$167,751.00	$13,979.25	$28.50
7/1/21 – 6/30/22	$170,694.00	$14,224.50	$29.00
7/1/22 – 9/30/22	$173,637.00	$14,469.75	$29.50

4. **Base Rent Abatement**. Base Rent shall be abated for the Relocation Premises for the months of July and August 2017, and provided Tenant has not terminated this Lease pursuant to Paragraph 7 below, Base Rent for the month of July 2020 shall also be abated (collectively, the "**Base Rent Abatement Period**"). In no event shall the Base Rent Abatement Period be deemed to reduce or eliminate Tenant's obligation to pay Additional Rent or any other amounts due hereunder other than Base Rent. If Tenant defaults under this Lease, then Tenant's right to abate the Base Rent shall immediately terminate and be of no further force and effect and any and all Base Rent which had been abated prior to Tenant's default shall immediately become due and payable.

5. **Parking**. Effective as of the First Extension Term Commencement Date, Section 9(b) of the Original Lease is hereby deleted in its entirety and shall be replaced with the following:

> "Parking. Parking will be provided in the surface parking area of the Property, and subject to the limitations below, in the underground parking area of the Building, if any. Tenant shall be allotted, for use in common with other tenants of the Office Complex, twenty-three (23) parking spaces, of which two (2) such spaces shall be reserved parking spaces in those areas designated by Landlord and shown on the Parking Plan attached hereto as Exhibit C, and the remaining parking spaces shall be non-reserved spaces. Landlord shall have the right to designate parking areas for the use of the Building, and Tenant and its employees shall not park in parking areas not so designated, specifically including entrances. Upon written notice from Landlord, Tenant shall furnish to Landlord, within ten (10) days after receipt of such notice, the state automobile license numbers assigned to the automobiles of Tenant and its employees. Landlord shall not be liable for any vehicle of Tenant or its employees that the Landlord shall have towed from the Premises when illegally parked. Landlord shall have no liability to Tenant for any damages or claims arising from the use of the parking area or roadways by Tenant, other tenants, or their customers, invitees or employees. Landlord is not responsible for the policing or enforcement of the exclusivity of any parking spaces. Tenant, at its sole cost and expense, shall be issued key cards, not in excess of the number of spaces allotted to Tenant, which cards will allow Tenant entry into the underground parking area and the Building. If any of the key cards issued to Tenant are lost, Landlord shall charge Tenant the sum of Fifty Dollars ($50.00) for each replacement card issued."

6. **Renewal Option**. Tenant acknowledges and agrees that it has exercised one (1) of two (2) Renewal Options set forth in Section 48 of the Original Lease, and Tenant has one (1), five year Renewal Option remaining. Section 48(c) of the Original Lease is hereby amended by striking the following in clause (a) of the paragraph: "shall be ninety five percent (95%) of the then fair annual Market Rental Value" and inserting in its place the following: "shall be the Market Value Rent".

7. **Termination Option**. So long as there exists no default either at the time of exercise or on the Early Termination Date (as hereinafter defined), the Tenant named herein has not assigned any portion of this Lease nor sublet any portion of the Premises, Tenant shall have the option to terminate this Lease (the "**Termination Right**") effective as of June 30, 2020 (the "**Early Termination Date**") upon not less than twelve (12) months prior written notice to Landlord. In order to be effective, such notice must be accompanied by a termination payment equal to the unamortized balance of Landlord's Lease Costs (as hereinafter defined). If Tenant fails to exercise the Termination Right strictly in accordance with this section, then the Termination Right shall automatically lapse and Tenant shall have no right to terminate this Lease. Upon timely exercise of the Termination Right in compliance with the terms hereof, the Early Termination Date shall be deemed the Termination Date of the Lease and Tenant shall surrender the Premises on or before the Early Termination Date in accordance with the terms of this Lease. For the purposes hereof, "**Lease Costs**" shall be the cost of all brokerage

commissions, rental abatements, legal fees, Tenant allowances, work performed by Landlord to the Premises, and any other Tenant inducements paid or provided in connection with this Amendment, plus interest on the foregoing items accruing from the date of this Amendment at the rate of eight percent (8%) per annum. For purposes of determining the unamortized balance of Lease Costs, Lease Costs shall be amortized on a straight line basis over the Term as extended herein.

8. **Substitution of Premises**. Effective as of the First Extension Term Commencement Date, Section 31 of the Original Lease is hereby deleted in its entirety and shall be replaced with the following:

> "Substitute Premises. At any time after the date of execution of this Lease, Landlord may substitute other premises at the Office Complex for the Premises (the "**Substitute Premises**"), in which event the Substitute Premises shall be deemed to be the Premises for all purposes under this Lease; provided, however, that: (i) the Substitute Premises shall be located at the Office Complex and shall be similar to the Premises in square footage and appropriateness for the permitted use; (ii) if Tenant is then occupying the Premises, Landlord shall pay the expense of moving Tenant, its property and equipment to the Substitute Premises; and (iii) Landlord shall give to Tenant not less than thirty (30) days' prior written notice of such substitution."

9. **Security Deposit**. Effective as of the date of this Amendment, Section 28 of the Original Lease is hereby deleted in its entirety and shall be replaced with the following:

> "Security Deposit. Upon execution of this Amendment, Tenant shall deposit with Landlord the amount of the Security Deposit specified in Paragraph 1(b) of this Amendment. Provided that Tenant has paid all amounts due and has otherwise performed all obligations hereunder, the Security Deposit shall be returned to Tenant without interest within sixty (60) days following the Termination Date, further provided that Landlord may deduct from the Security Deposit prior to returning it any amounts owed by Tenant to Landlord. If Tenant defaults under any provision of this Lease, Landlord may, but shall not be obligated to, apply all or any part of the Security Deposit to cure the default. In the event Landlord elects to apply the Security Deposit as provided for above, Tenant shall, within five (5) days after Landlord's demand, restore the Security Deposit to the original amount. Furthermore, if Tenant incurs a monetary default under this Lease more than two (2) times during any twelve (12) month period, irrespective of whether such default is cured, then, without limiting Landlord's other rights and remedies, Landlord may, in Landlord's sole discretion, modify the amount of the Security Deposit, not to exceed one and a half times the amount then held by Landlord. Within ten (10) days after notice of such modification, Tenant shall submit to Landlord the required additional sums and Tenant's failure to do so shall constitute a default without further notice or right to cure, and Landlord shall have the right to exercise any remedy provided for in this Lease. Landlord may, at its discretion, commingle the Security Deposit with its other funds. Upon any sale or other conveyance of the Building, Landlord shall transfer

the Security Deposit (or any amount of the Security Deposit remaining) to a successor owner, and Tenant agrees to look solely to the successor owner for repayment of the same. The Security Deposit shall not operate as a limitation on any recovery to which Landlord may be entitled.

In lieu of a cash Security Deposit, Tenant shall deliver with executed copies of this Lease a letter of credit (the "**Letter of Credit**") substantially in the form of Exhibit E attached hereto and otherwise acceptable to Landlord. The initial Letter of Credit must be issued by TD Bank and any subsequent or replacement Letter of Credit shall be issued by a domestic bank reasonably acceptable to Landlord whose deposits are insured by the FDIC. The Letter of Credit shall (i) be unconditional, irrevocable, transferable, and payable to Landlord or Landlord's agent solely upon presentment by Landlord or Landlord's agent of a sight draft in person, by courier, overnight mail, or by facsimile transmission in partial or full draws, and (ii) contain an "evergreen" provision which provides that it is automatically renewed on an annual basis unless the issuer delivers sixty (60) days' prior written notice of cancellation to Landlord. If Landlord at any time requests any reasonable change in the terms, conditions or provisions of the Letter of Credit, Tenant shall promptly cause the Letter of Credit to be so modified. If the Letter of Credit is lost, mutilated, stolen, or destroyed, Tenant shall cooperate with Landlord to have the Letter of Credit replaced. If the status of the Letter of Credit or its issuer is called into question for any reason, including, without limitation, if the issuer fails or becomes insolvent or is placed in receivership, or its financial rating is downgraded or any other event occurs which makes Landlord, in its sole discretion, insecure in its ability to rely on the Letter of Credit as security, then Tenant shall, within two (2) business days following Landlord's demand, provide to Landlord a substitute letter of credit from a financial institution reasonably acceptable to Landlord. Tenant's failure to timely provide such substitute Letter of Credit shall be deemed an immediate Event of Default for which no additional notice or grace period shall apply. Without limiting any of Landlord's rights or remedies hereunder, if the bank issuing the Letter of Credit provides Landlord with a cancellation notice, Landlord may immediately draw upon all or any part of the Letter of Credit and Tenant shall provide Landlord with a replacement letter of credit in similar form. Any and all fees or costs charged by the issuer in connection with the issuance, maintenance or transfer of the Letter of Credit shall be paid by Tenant. The Letter of Credit shall remain effective through the date that is ninety (90) days following the expiration of this Lease and the delivery of possession of the Premises to Landlord in accordance with the provisions of this Lease. If Tenant defaults with respect to any provision of this Lease, including without limitation the provisions relating to the payment of Rent, Landlord may, but shall not be required to, draw upon all or any part of Tenant's Letter of Credit. If any of the proceeds of the Letter of Credit are not applied immediately to cure any default of Tenant, Landlord shall hold such unapplied proceeds as a cash Security Deposit pursuant to the terms set forth above and Landlord may use, apply, or retain the proceeds of the Letter of Credit to the same extent that Landlord may use, apply or retain a cash Security Deposit. If any portion of the Letter of Credit is drawn upon,

Tenant shall cause the Letter of Credit to be increased to the amount required as the Security Deposit under this Lease within five (5) days after written demand from Landlord, and in such event, provided there is then no outstanding default by Tenant, any proceeds of the Letter of Credit retained by Landlord as a cash Security Deposit and not applied to cure any default shall be returned to Tenant. The Letter of Credit shall not operate as a limitation on any recovery to which Landlord may be entitled."

10. **Default**. Any breach by Tenant of that certain settlement agreement dated April 25, 2017 by and between Landlord and Tenant for payment of delinquent Base Rent and Additional Rent shall be an immediate default under the Lease, without further notice or opportunity to cure.

11. **Satellite Dish**. Section 51 of the Original Lease is hereby deleted in its entirety and is of no further force or effect. Tenant shall remove its Satellite Dish utilizing a contractor approved by Landlord no later than the First Extension Term Commencement Date.

12. **Alterations**. Section 6(a) of the Original Lease is hereby amended by striking, "One Hundred Thousand U.S. Dollars ($100,000.00)" in the second sentence of the paragraph, and inserting, "Twenty Five Thousand U.S. Dollars ($25,000.00)" in its place.

13. **Brokerage**. Except for any broker, agent or other person named below, Landlord and Tenant represent and warrant each to the other that each has dealt with no broker, agent or other person in connection with this Amendment and that no broker, agent or other person brought about this transaction. Landlord hereby agrees to pay to Cushman & Wakefield of New Jersey ("**Broker**") a leasing commission in connection with this Amendment as set forth in a separate agreement between Broker and Landlord. The parties each agree to indemnify and hold the other harmless from and against any claims by any other broker, agent or other Person claiming a commission or other form of compensation by virtue of having dealt with the other party with regard to this Amendment. The provisions of this Paragraph shall survive the termination of the Lease.

14. **Notices and Consents**. Section 27 of the Original Lease is hereby modified to provide that all notices, demands, requests, consents and approvals that may or are required to be given by either party to the other shall be in writing and shall be deemed given when sent by United States certified or registered mail, postage prepaid, or by a reliable overnight courier or by delivery of the same in person (a) if for Tenant, addressed to Tenant at the Building, or at such other place as Tenant may from time to time designate by notice to Landlord, with a copy to Apruzzese, McDermott, Mastro & Murphy, P.C., at P.O. Box 112, Liberty Corner, New Jersey 07938, Attention: Lisa Barre-Quick (if sent by U.S. mail) or 25 Independence Boulevard, Suite 300, Warren, New Jersey 07059, Attention: Lisa Barre-Quick (if sent by overnight courier or in person) and (b) if for Landlord, addressed to Landlord at 138 Conant Street, Beverly, Massachusetts 01915, Attention: Kurt M. Zernich, Director of Asset Management, or at such other place as Landlord may from time to time designate by notice to Tenant.

15. **Exculpation**. This Amendment executed by certain members of Landlord, not individually, but solely on behalf of Landlord, and in consideration for entering into this

Amendment, Tenant hereby waives any rights to bring a cause of action against the individual executing this Amendment on behalf of Landlord (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Landlord must look solely to Landlord's assets for the enforcement of any claim against Landlord, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of, the trustees, officers, directors, employees or agents of Landlord.

16. **Miscellaneous**.

(a) The Lease shall continue in full force and effect upon all of its terms except as expressly modified by this Amendment, and Landlord and Tenant hereby ratify and confirm all of the terms, conditions and covenants of the Lease as amended hereby.

(b) In the event of any conflict or inconsistency between the terms of the Original Lease and this Amendment, the terms of this Amendment shall control.

(c) Each of Landlord and Tenant represents and warrants to the other that it has full right, power and authority to enter into this Amendment and that the person or persons executing this Amendment on its behalf are authorized to do so.

(d) Tenant represents and warrants to Landlord that to the best of its knowledge there are existing no defenses by Tenant against the enforcement of the Lease as amended by this Amendment, or any rights to offset against any sums due by Tenant to Landlord under the Lease as amended by this Amendment, and Tenant has no knowledge of any event, that, with the giving of notice, the passage of time, or both, would constitute a default by Landlord under the Lease as amended by this Amendment.

(e) This Amendment shall not be binding upon Landlord or Tenant until both parties have executed and delivered it to the other.

(f) This Amendment may not be changed or terminated orally, but only by an agreement in writing signed by Landlord and Tenant.

(g) This Amendment, together with the Original Lease, contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof and supersedes all prior agreements or understandings between Landlord and Tenant with respect to the matters contained herein. Neither Landlord nor Tenant shall be bound by any warranties, guaranties or representations that are not specifically set forth in the Lease.

(h) If any term or provision of this Amendment or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Amendment shall be valid and be enforced to the fullest extent permitted by law.

(i) This Amendment shall inure to the benefit of, be enforceable by and against, and be binding upon, the successors and assigns of Landlord and the permitted successors and assigns of Tenant.

(j) This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

(k) This Amendment shall be governed by New Jersey law without regard to principles of conflict of law.

(l) Paragraph headings have been inserted for the convenience of reference only and shall not be construed as parts of the particular articles or paragraphs to which they refer. References to "Paragraphs" are to paragraphs in this Amendment and to "Sections" or "Subsections" are to sections or subsections in the Lease. The term "including" shall mean "including, without limitation," unless the context expressly requires otherwise. References to "Exhibits" are to exhibits attached hereto and made a part hereof unless the context expressly requires to the contrary.

(m) None of this Amendment or any portion of the Lease or any memorandum of all or any of the same may be recorded without Landlord's prior written consent.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective duly authorized representatives as of the date first above written.

LANDLORD:

BROOKWOOD MC INVESTORS, LLC,
a Delaware limited liability company

By: ____________________
Name: Kurt M. Zernich
Title: Authorized Signer

BROOKWOOD MC II, LLC,
a Delaware limited liability company

By: ____________________
Name: Kurt M. Zernich
Title: Authorized Signer

TENANT:

INTERPACE DIAGNOSTICS GROUP, INC.
a Delaware corporation

By:
____
Name: Jack E. Stover
Title: President & CEO

Exhibit A

Relocation Premises

Morris Corporate Center 1

300 INTERPACE PARKWAY, PARSIPPANY

First Floor – Building C



AVAILABLE
SPACE



CUSHMAN & WAKEFIELD

Brookwood Financial Partners, LLC

Exhibit B

Work Letter

1. Landlord's Work. Landlord will make certain improvements to the Relocation Premises (the "**Landlord's Work**") as described on Schedule 1 attached hereto, which have been agreed upon by Landlord and Tenant. Should any part of Landlord's Work require the preparation or development of additional plans or specifications, then Tenant shall have three (3) business days from Landlord's submission of such additional plans or specifications to Tenant to approve or disapprove the same. Tenant's failure to so approve or disapprove within such three (3) business day period shall constitute a Tenant Delay (as defined herein) and, at Landlord's election, be deemed Tenant's approval thereof. Tenant's disapproval of such plans and specifications shall specifically identify the nature of such disapproval. Landlord shall then have such plans and specifications amended to incorporate those items specified in Tenant's disapproval to which Landlord agrees. Tenant's approval of such plans and specifications shall not be unreasonably withheld, conditioned or delayed. Landlord and Tenant shall diligently work together in good faith to agree upon such plans and specifications, it being agreed that Tenant shall have no right to request that such plans and specifications be revised to reflect any other work except pursuant to Section 5 below. Upon approval, or deemed approval, of such additional plans and specifications the same shall be deemed the "**Plans**" for the purposes of this Work Letter. Except as may be otherwise shown on the Plans, Landlord shall perform Landlord's Work using building standard materials, quantities and procedures then in use by Landlord.

2. Cost of Landlord's Work. Landlord shall pay the aggregate cost of Landlord's Work up to an amount not to exceed $117,720.00 (the "**Tenant Improvement Allowance**") and Tenant shall pay the excess of the aggregate cost of Landlord's Work over the Tenant Improvement Allowance (the "**Excess**") plus the cost of all work other than the Landlord's Work, if any, which Tenant may elect to do in order to make the Relocation Premises ready for Tenant's occupancy and which has been approved by Landlord. The "cost of Landlord's Work" as used in this Work Letter shall include all costs incurred by Landlord to plan, design and perform Landlord's Work as specified by the Plans and any approved (or deemed approved) revisions thereof (including any TI Changes, as defined below), including without limitation, the fees and charges of Landlord's architect, Landlord's engineer and Landlord's contractor, Landlord's construction management fee, all permit and inspection fees and charges, and any costs incurred by or charged to Landlord for (i) unforeseen field conditions, (ii) substitution of materials or finishes due to the unavailability of materials or finishes specified in the Plans that would materially delay substantial completion of Landlord's Work, and (iii) necessary modification of any portions of the Building or its systems to accommodate Landlord's Work. Notwithstanding anything to the contrary, Tenant may apply up to $44,145.00 of the Tenant Improvement Allowance as a credit against Base Rent then due and payable.

If Landlord estimates at any time or from time to time that there will be an Excess, Landlord shall notify Tenant in writing of Landlord's good faith estimate of the amount thereof, which estimate shall be itemized in reasonable detail. Tenant shall pay Landlord's good faith estimate of the Excess billed by Landlord within ten (10) business days after it receives Landlord's bill therefor. In the event Tenant fails to timely pay any such good faith estimate of

the Excess, Landlord shall be entitled to suspend the performance of Landlord's Work until such time as such payment is received by Landlord.

3. Substantial Completion. "**Substantial Completion**" or "Substantially Complete" means that Landlord's Work has been sufficiently completed such that the Premises is suitable for its intended purpose, notwithstanding any minor or insubstantial details of construction, decoration or mechanical adjustment that remain to be performed and Landlord has obtained a certificate of occupancy or other require equivalent approval from the local governmental authority permitted occupancy of the Premises. Landlord shall use commercially reasonable efforts to complete the Landlord's Work on or before July 1, 2017.

4. Tenant Delay. In addition to any occurrence designated as Tenant Delay in this Work Letter, "**Tenant Delay**" means the occurrence of any one or more of the following which cause a delay in the completion of Landlord's Work: (i) Tenant is Delinquent (as hereafter defined) in submitting to Landlord any information, authorization or approvals requested by Landlord in connection with the performance of Landlord's Work; (ii) the performance or completion of any work or activity by a party employed by Tenant, including any of Tenant's employees, agents, contractors, subcontractors and materialmen; (iii) any postponements or delays requested by Tenant and agreed to by Landlord regarding the completion of the Landlord's Work; (iv) the performance of any TI Changes (as defined below); or (v) any other act or omission of the Tenant which causes a delay in the completion of Landlord's Work. For the purposes of this Section, the term "**Delinquent**" shall mean that the action or communication required of Tenant is not taken within three (3) business days following request by Landlord. Should any Tenant Delay increase the cost of the Landlord's Work, then (i) Tenant shall pay such cost as Additional Rent within ten (10) business days following receipt of a reasonably detailed invoice from Landlord substantiating such increase in cost, and (ii) Tenant shall be deemed in hold over with respect to the Existing Premises as of the date the Relocation Date would have occurred but for such Tenant Delay.

5. Changes to Landlord's Work. Tenant will have no right to make any changes ("**TI Changes**") to the Landlord's Work without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, and the execution by Landlord and Tenant of a written change order which specifies (i) the nature of the TI Changes and (ii) an estimate of the cost to Tenant as a result of such TI Changes. Tenant shall be solely responsible for the costs of all TI Changes (including Landlord's construction management fee) which shall paid by Tenant within ten (10) business days of Landlord's invoice therefor.

6. Prior Access. Not later than fifteen (15) days prior to Substantial Completion of Landlord's Work, Landlord shall provide Tenant access to the Relocation Premises to install furniture systems, equipment and telephone/data equipment (collectively, "**Tenant's Work**") in preparation for Tenant's occupancy of the Premises. Such access shall be subject to scheduling by Landlord. In connection with such access, Tenant agrees (a) to cease promptly upon notice from Landlord any Tenant's Work which has not been approved by Landlord or is not in compliance with the provisions of this Lease or which shall interfere with or delay the performance of Landlord's Work, and (b) to comply promptly with all reasonable procedures and regulations prescribed by Landlord from time to time for coordinating the Landlord's Work and the Tenant's Work, each with the other and with any other activity or work in the Building. Such

access by Tenant shall be deemed to be subject to all of the applicable provisions of the Lease, except that there shall be no obligation on the part of Tenant solely because of such access to pay Base Rent or Additional Rent until the First Extension Term Commencement Date. Without limiting the foregoing, prior to accessing the Relocation Premises, Tenant shall provide to Landlord, in form and substance reasonably acceptable to Landlord: (i) a detailed description of and schedule for Tenant's Work; (ii) the names and addresses of all contractors, subcontractors and material suppliers and all other representatives of Tenant who or which will be entering the Premises on behalf of Tenant to perform Tenant's Work or will be supplying materials for such work, and the approximate number of individuals, itemized by trade, who will be present in the Premises; (iii) copies of all contracts, subcontracts and material purchase orders pertaining to Tenant's Work; (iv) copies of all plans and specifications pertaining to Tenant's Work; (v) copies of all licenses and permits required in connection with the performance of Tenant's Work; (vi) certificates of insurance (in amounts satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds) and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with Tenant's Work; and (vii) assurances of the ability of Tenant to pay for all of Tenant's Work and/or a letter of credit or other security deemed appropriate by Landlord securing Tenant's lien-free completion of Tenant's Work.

If Tenant fails or refuses to comply or cause its contractors to comply with any of the obligations described or referred to above, then immediately upon notice to Tenant, Landlord may revoke Tenant's right to access the Relocation Premises prior to the date of Substantial Completion of Landlord's Work. Landlord shall assume no responsibility for the quality or completion of the Tenant's Work under this Section, and shall not be responsible for equipment or supplies left or stored in the Relocation Premises by Tenant or Tenant's contractors. Tenant's access to the Premises pursuant to this Section shall be at the sole risk of Tenant.

Schedule 1

- Re-paint the Relocation Premises;
- re-carpet the Relocation Premises;
- Install glass front door;
- Install Juno 2x2 or 2x4 LED lighting (landlord standard upgrade); and
- Cortega 2nd look ceiling tile (landlord standard upgrade)

Exhibit C

Parking Plan



Exhibit D

Relocation Commencement Letter

__________, 2017

____

RE: First Amendment to Lease dated ______________, between BROOKWOOD MC INVESTORS, LLC and BROOKWOOD MC II, LLC (as tenants in common, "Landlord") and INTERPACE DIAGNOSTICS GROUP, INC., a Delaware corporation ("Tenant") concerning the Premises at Morris Corporate Center 1, Parsippany, New Jersey.

In accordance with the above-referenced First Amendment, we request that you and/or the proper authority, please confirm the following statements:

1. The Relocation Date is ______________.

Please confirm your agreement with the above terms of this letter by signing below and returning a copy to Landlord.

Sincerely,

By:______________________________
Name:
Its:

AGREED TO & ACCEPTED BY:

INTERPACE DIAGNOSTICS GROUP, INC.
a Delaware corporation

By:______________________________
Name:
Its:

Exhibit E

LETTER OF CREDIT
[Bank Letterhead]

Dated: ____________________

To:
[Name of Landlord]
[Address]

Re: Irrevocable Transferable Letter of Credit No. ____________.

Gentlemen:

By order of our client, ______________ ("Applicant"), we hereby establish this Irrevocable Transferable Letter of Credit No. __________ (this "Letter of Credit") in your favor for a sum or sums not to exceed $______________ (___________U.S. Dollars) in the aggregate, effective immediately.

This Letter of Credit shall be payable in immediately available funds in U.S. Dollars. Funds under this Letter of Credit are payable to you upon presentation by you or your agent in person, by courier, or overnight mail to:______________________________ (address), or by facsimile transmission to _______________ (fax number), of a sight draft drawn on us stating on its face "Drawing Under Irrevocable Transferable Letter of Credit No. ____________." We hereby agree that the presentation of such draft in strict compliance with the terms and conditions of this Letter of Credit shall automatically result in payment without inquiry as to the basis upon which it has determined that the amount is due and owing.

This Letter of Credit shall expire twelve (12) months from the date hereof; but is automatically extendable, so that this Letter of Credit shall be deemed automatically extended, from time to time, without amendment, for one (1) year from the expiration date hereof and from each and every future expiration date, unless at least sixty (60) days prior to any expiration date we shall notify you by registered mail that we elect not to consider this Letter of Credit renewed for any such additional period.

This Letter of Credit is transferable and may be transferred one or more times at no charge to you and without Applicant's consent. The failure of Applicant to pay any transfer fee shall not affect this Letter of Credit or any draw hereunder. The original of this Letter of Credit is not required to be submitted to implement a transfer.

This Letter of Credit is issued subject to, and shall be governed by, the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

[Name of Bank]

By:____________________